                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August 20th, 1999, by and among AUTOCONNECT, L.L.C., a Delaware limited liability company to be renamed as "AutoTrader.com, LLC" (referred to herein, together with any Successor thereto, as the "Company"), the undersigned members of the Company (the "Members"), and those other persons and entities who have executed or shall have executed this Agreement and whose names appear on the Schedule of Registration Rights Holders attached hereto as Exhibit A, as such Schedule may be amended from time to time pursuant to Section 11.2 hereof.


         WHEREAS, the Company was formed pursuant to an Operating Agreement, dated as of December 18, 1997 (the "Original LLC Agreement"), between Manheim Auctions, Inc., a Delaware corporation ("Manheim"), and ADP, Inc., a Delaware corporation ("ADP"); and


         WHEREAS, in conjunction with the Original LLC Agreement, the Company, Manheim and ADP entered into a Registration Rights Agreement dated as of December 18, 1997 (the "Original Registration Rights Agreement"); and


         WHEREAS, Manheim, ADP, TPI, Inc., a Delaware corporation ("Cox"), LTM Company, L.P., a Virginia limited partnership ("Landmark"), ATC Holdings, Inc., a Nevada corporation, and KPCB Holdings, Inc., as nominee ("KPCB"), have entered into an Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (the "LLC Agreement"), which amends and restates the Original LLC Agreement in its entirety; and


         WHEREAS, Manheim, ADP, Cox, Landmark and KPCB desire to enter into this Amended and Restated Registration Rights Agreement, which amends and restates the Original Registration Rights Agreement in its entirety; and


         WHEREAS, the Company has agreed to grant certain rights with respect to the Membership Interests now or hereafter issued to the Members pursuant to the LLC Agreement (and any equity securities into or for which such Membership Interests are changed or exchanged in a Reorganization);


         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:


                                    ARTICLE 1


                                   DEFINITIONS


         For all purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meanings set forth in the LLC Agreement. As used herein, the following terms shall have the following respective meanings:


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                                      -2-

         1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2 "Holders" shall mean any person or persons who have executed this Agreement and whose names appear on the Schedule of Registration Rights Holders or who shall, pursuant to Section 11.4 hereof, become parties hereto, and any qualifying transferees under Article 10 hereof who hold Registrable Securities.

         1.3 "Initial Public Offering" shall mean the initial firm commitment underwritten public offering of equity interests of the Company (or its Successor) by means of a Registration Statement filed by the Company (or its Successor) with the Securities and Exchange Commission under the Securities Act, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan, and yielding gross proceeds to the Company (or such Successor) of not less than $20,000,000 (before any underwriting discounts and other expenses and including proceeds received by the Company (or such Successor) upon exercise of any over-allotment option by underwriters).

         1.4 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         1.5 "Registrable Securities" means any and all (i) interests or units of interest of the Company's Membership Interests issued under the LLC Agreement, (ii) equity securities of the Company issued or issuable to Holders upon a Reorganization, and (iii) any securities of the Company issued or issuable to Holders with respect to any securities referred to in clauses (i) and (ii) above, upon any stock split, stock dividend, recapitalization or similar event, or upon conversion of any shares of Class B Common Stock of the Company (or its Successor) into shares of Class A Common Stock of the Company (or its Successor), but excluding shares that (A) have been sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (B) are available for sale and can be sold (whether or not so sold) without limitation pursuant to Rule 144(k) promulgated under the Securities Act (or any similar successor provision thereto); to the extent that any of such holder's securities described in clauses (i) through (iii) above (collectively, "Equity Shares") are not eligible to be sold pursuant to Rule 144(k), such Equity Shares shall remain Registrable Securities.

         1.6 "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with Articles 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel and accountants for the Company, fees and disbursements of one legal counsel for the selling stockholders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         1.7 "Requesting Holders" shall mean the Initiating Holders and each other Holder that requests that any or all of its Registrable Securities be included in a registration.


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                                      -3-

         1.8 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.9 "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders.


                                    ARTICLE 2


                             REQUESTED REGISTRATION


         2.1 Request for Registration. At any time after the date which is six months from the date of the closing of the Initial Public Offering, one or more Holders (the "Initiating Holders") seeking to register Registrable Securities for a public offering of such shares in which the reasonably anticipated aggregate offering price to the public would be at least $10 million may request, in writing, that the Company effect a registration or qualification with respect to Registrable Securities held by the Initiating Holders. In the event the Company receives from the Initiating Holders such a written request, the Company will:

                  (a) promptly give written notice of the proposed registration or qualification to all other Holders, which notice shall state that each Holder has the right to request that any or all of its Registrable Securities be included in such registration; and

                  (b) use its reasonable best efforts to effect such registration or qualification as soon as practicable (including, without limitation, undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and undertaking to effect appropriate compliance with applicable regulations issued under the Securities Act, and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Requesting Holders that join in such request by written request received by the Company within 15 days after the receipt of the written notice from the Company described in Section 2.1(a); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 2:

                           (i)      in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (ii)     after the Company has effected three (3)
such registrations at the request of any Initiating Holders pursuant to this
Article 2 and each such registration has been declared or ordered effective by the Commission; provided, however, that each of Manheim, ADP, Cox, Landmark and KPCB in any event shall be entitled, subject to the satisfaction of the other requirements relating to requested registrations under this Article 2, to request a minimum


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                                      -4-

of one (1) registration pursuant to this Article 2 that is declared or ordered effective by the Commission;

                           (iii)    if the Company, within fifteen (15) days of
the receipt of the request of the Holder or Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a transaction pursuant to Rule 145 of the rules and regulations promulgated under the Securities Act (a "Rule 145 Transaction") or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable best efforts to file such a registration statement and provided, further, that no other person or entity could require the Company to file a registration statement in such period;

                           (iv)     during the period starting with the date of
filing of, and ending on a date which is 180 days following the effective date of, a registration statement described in (iii) above or filed pursuant to this
Article 2, or Articles 3 or 4 hereof (or such shorter period as the managing underwriter of the Company's most recent public offering may agree), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective and provided, further, that no other person or entity could require the Company to file a registration statement in such period;

                           (v)      more than twice in any twelve (12) month
period.

                  (c)      Subject to the foregoing clauses (i) through (v) of
Section 2.1(b), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Management Committee or the Board of Directors of the Company (as the case may be), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed as a result of a pending corporate transaction, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided, however, that the Company shall not be permitted to exercise such deferral right under this Section 2.1(c) or
Section 4.1(c) more than once in any 365-day period.

        2.2      Underwriting.


                  (a) The distribution of the Registrable Securities covered by the request of the Requesting Holders shall be effected, if requested by at least a majority in interest of the Requesting Holders, by means of a firm commitment underwriting. The right of any Holder to registration pursuant to this Article 2 shall be conditioned upon such Holder's participation in such requested underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise agreed by a majority in interest of the Requesting Holders) to the extent provided herein.

                  (b) The Company (together with all Requesting Holders) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized

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                                      -5-

standing selected for such underwriting by the Company. The Company shall use its reasonable best efforts to ensure that the Requesting Holders' indemnity obligations pursuant to such an underwriting agreement are no more extensive than those provided in Article 7 of this Agreement. Notwithstanding any other provision of this Article 2, if the managing underwriter advises such Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude shares requested to be included in such registration. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among the Requesting Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to be sold by such Requesting Holders pursuant to the registration request notices contemplated by
Section 2.1. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration, and if the number of Registrable Securities of any Requesting Holder that is excluded from the Registration is greater than thirty percent (30%) of the Registrable Securities that any Requesting Holder has requested be included in the registration, then such registration shall not be included among the registrations provided for in Section 2.1(b)(ii).

                  (c) If any Requesting Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration but the Holders shall continue to be bound by Article 7 hereof and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement filed pursuant to such registration. Notwithstanding the previous sentence, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all remaining Requesting Holders the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2.2.

         2.3 Inclusion of Shares by Company. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Holders which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Requesting Holders. In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

         2.4 Form S-3. Notwithstanding any other provision of this Agreement, if a Holder makes a request for registration of Registrable Securities pursuant to this Article 2, and the Company is then a registrant entitled to use Form S-3 (or any successor form to Form S-3), the Company may elect to effect such registration utilizing Form S-3 (or any successor form to Form S-3) in accordance with the procedures set forth in Article 4, and such registration shall not be included among the registrations provided for in
Section 2.1(b)(ii).


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                                    ARTICLE 3


                              COMPANY REGISTRATION


         3.1 Notice of Registration to Holders. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form), (ii) a registration relating solely to a Rule 145 Transaction on Form S-4 (or any successor form), or (iii) a registration to effect the Initial Public Offering, the Company will:

                  (a)      promptly give to each Holder written notice thereof;
and

                  (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company described in Section 3.1(a), by any Holder or Holders.

         3.2      Underwriting.

                  (a) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of any Holder to registration pursuant to this
Article 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Company shall use its reasonable best efforts to ensure that the Requesting Holders' indemnity obligations pursuant to such an underwriting agreement are no more extensive than those provided in Article 7 of this Agreement.

                  (b) Notwithstanding any other provision of this Article 3, if the managing underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may exclude some or all Registrable Securities from such registration and underwriting (provided, however, that in no event shall such exclusion be permitted to the extent that it would limit the number of shares proposed to be underwritten to be less than thirty percent (30%) of the total number of shares proposed to be underwritten). The Company shall so advise all Holders of Registrable Securities, and the number of Equity Shares to be included in such registration shall be allocated as follows: first, for the account of the Company, all Equity Shares proposed to be sold by the Company; second, for the account of Holders of Registrable Securities participating in such registration, the number of Registrable Securities requested to be included in the registration by such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to have been sold by such Holders pursuant to the registration request notices contemplated by Section 3.1, and third, for the account of any other stockholders of the Company participating in such registration, the


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                                      -7-

number of Equity Shares requested to be included in the registration by such other stockholders in proportion, as nearly as practicable, to the respective amounts of Equity Shares that are proposed to be offered and sold by such other stockholders of Equity Shares at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration.

                  (c) The Company shall so advise all Holders and the other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities held by Holders that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to have been sold by all such Holders pursuant to the registration request notices contemplated by Section 3.1. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but the Holder shall continue to be bound by Article 7 hereof and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement filed pursuant to such registration, or such other period of time as the underwriters may require, but in no event shall such period exceed one hundred and eighty (180) days.

                  (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 3 prior to the effectiveness of such registration, whether or not a Holder has elected to include securities in such registration.


                                    ARTICLE 4


                            REGISTRATION ON FORM S-3


         4.1 Request for Registration. In addition to the rights set forth in Articles 2 and 3 hereof, one or more Holders may from time to time (and an unlimited number of times) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities having an aggregate offering price of at least $1.0 million (based on the then current market price). In the event that the Company shall receive from the Initiating Holders such a written request, and the Company is then a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares for such an offering, the Company will:

                  (a) promptly give written notice of the proposed registration to all other Holders, which notice shall state that each Holder has the right to request that any or all of its Registrable Securities by be included in such registration; and shall use its reasonable best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3).

                  (b) use its reasonable best efforts to effect such registration or qualification as soon as practicable (including, without limitation, undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and undertaking to effect appropriate compliance with applicable regulations issued under the Securities Act, and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Requesting Holders that join in such request by written request received by the Company within 15 days after the receipt of the written notice from the Company described in Section 4.1(a); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 4:

                           (i)      in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (ii)     if the Company, within fifteen (15) days of
the receipt of the request of the Holder or Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees); provided that the Company is actively employing in good faith all reasonable best efforts to file such a registration and provided, further, that no other person or entity could require the Company to file a registration statement in such period; and

                           (iii)    during the period starting with the date of
the filing of, and ending on a date which is 180 days following the effective date of, a registration statement described in (ii) above or filed pursuant to this Article 4, or Articles 2 or 3 hereof (or such shorter period as the managing underwriter of the Company's most recent public offering may agree), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective and provided, further, that no other person or entity could require the Company to file a registration statement in such period.

                  (c)      Subject to the foregoing clauses (i) through (iii) of
Section 4.1(b), the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after the receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to the Initiating Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed as the result of a pending corporate transaction, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the receipt of the request of the Initiating Holders; provided, further, that the Company shall not be permitted to exercise such deferral right under this Section 4.1(c) or Section 2.1(c) hereof more than once in any 365-day period.

         4.2      Underwriting.

                  (a) The distribution of the Registrable Securities covered by the request of the Requesting Holders shall be effected, if requested by at least a majority in interest of the


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                                      -9-

Requesting Holders, by means of a firm commitment underwriting. The right of any Holder to registration pursuant to this Article 4 shall be conditioned upon such Holder's participation in such requested underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise agreed by a majority in interest of the Requesting Holders) to the extent provided herein.

                  (b) The Company (together with all Requesting Holders) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Company. The Company shall use its reasonable best efforts to ensure that the Requesting Holders' indemnity obligations pursuant to such an underwriting agreement are no more extensive than those provided in Article 7 of this Agreement. Notwithstanding any other provision of this Article 4, if the managing underwriter advises the Requesting Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude some or all of the shares requested to be included in such registration. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Requesting Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to be sold by such Requesting Holders pursuant to the registration request notices contemplated by Section 4.1. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                  (c) If any Requesting Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration but the Holders shall continue to be bound by Article 8 hereof and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement filed pursuant to such registration. Notwithstanding the previous sentence, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all remaining Requesting Holders the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4.2.

         4.3 Inclusion of Shares by Company. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Holders requesting registration on Form S-3 which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Requesting Holders. In the event that the underwriters exclude some of the securities to be registered on Form S-3, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

                                    ARTICLE 5


                            EXPENSES OF REGISTRATION


         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Articles 2, 3 and 4 hereof shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.


                                    ARTICLE 6


                             REGISTRATION PROCEDURES


         In the case of each registration or qualification effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and qualification and as to the completion thereof. At its expense, the Company will:

                  (a) Keep such registration or qualification effective and current for a period of 180 days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) Promptly furnish such number of prospectuses (including all amendments) and other documents incident thereto as a Holder from time to time may reasonably request;

                  (c) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter for the distribution of the Registrable Securities covered by the registration statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction;

                  (d) Use its reasonable best efforts to cause all Registrable Securities covered by the registration statement to be listed or accepted for quotation on a national securities exchange or automated quotation system, and maintained for listing or quotation thereon;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, that the Company shall use its reasonable best efforts to ensure that the Requesting Holders' indemnity obligations pursuant to such an underwriting agreement are no more extensive than those provided in Article 7 of this Agreement. In addition, the Company shall use its reasonable best efforts to take such other actions as may be reasonably requested by the managing underwriter to expedite or facilitate the completion of the offering, including participation by a "named executive officer" of the Company

(as defined in Item 402(a)(3) of Regulation S-K under the Securities Act) in any road shows or other presentations organized by the managing underwriter.

                  (f) Subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling Holders, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

                  (g) Promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (h) Promptly notify the selling Holders and any underwriters, and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. ("NASD"), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company cease to be true and correct in all material respects, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities covered by the registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (i) At the request of any Requesting Holder, (i) use its reasonable best efforts to furnish to such requesting Holder, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, copies of any opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings and (ii) use its reasonable best efforts to furnish to the Requesting Holder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters stating that they are independent certified pubic accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may reasonably request, and (iii) furnish to the Requesting Holder such information as such seller may reasonably request for the purpose of establishing its "due diligence" defense under Section 11 of the Securities Act, but subject to such confidentiality restrictions as the Company may reasonably impose to protect its confidential and proprietary information.


                                    ARTICLE 7


                                 INDEMNIFICATION


         7.1 The Company will indemnify each Holder, each of its officers, directors, partners, stockholders, employees and agents, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration or qualification has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus or prospectus or any amendment or supplement thereof, incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading and will reimburse each such Holder, each of its officers and directors, partners, stockholders, employees and agents, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on the account of such Holder, underwriter or controlling person and expressly intended for use in such registration statement, preliminary prospectus or prospectus or any amendment or supplement thereof. Expenses (including attorneys' and accountants' fees) incurred in defending a civil or criminal claim, action, suit, or proceeding shall be paid by the Company in advance of the final disposition of the matter upon receipt of an undertaking satisfactory to the Company by or on behalf of any person or entity entitled to indemnification pursuant to this Section 7.1 to repay such amount if such person or entity is ultimately determined not to be entitled to indemnity.

         7.2 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification is being effected, severally but not jointly indemnify the Company, each of its directors and officers, stockholders, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, stockholders, employees and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, preliminary prospectus or prospectus or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, stockholders, employees, agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, preliminary prospectus or prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person and expressly intended for use in such registration statement, preliminary prospectus or prospectus or other document, or any amendment or supplement thereof; provided, however, that the obligations of each Holder or the person controlling such Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of Registrable Securities sold pursuant to registration as contemplated herein.

         7.3 Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not unreasonably be withheld. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         7.4 If the indemnification provided for in Section 7.1 or 7.2 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in
Section 7.1 or 7.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations.

The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the sellers of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation (even if all Sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4. The amount paid by an Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of sellers of Registrable Securities to contribute pursuant to this Section 7.4 shall be several in proportion to the respective amount of Registrable Securities sold by them pursuant to a registration statement.


                                    ARTICLE 8


                              INFORMATION BY HOLDER


         The Holder or Holders of Registrable Securities included in any registration shall furnish in writing to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration or qualification referred to in this Agreement.


                                    ARTICLE 9


                               RULE 144 REPORTING


         With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

         9.1 Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the Initial Public Offering; and

         9.2 Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after it has become subject to such reporting requirements; and

         9.3 So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.


                                   ARTICLE 10


                         TRANSFER OF REGISTRATION RIGHTS


         The rights to cause the Company to register securities granted Holders under Articles 2, 3 and 4 hereof may be assigned in connection with any permitted transfer or assignment of the Holder's Registrable Securities. All transferees and assignees of the rights to cause the Company to register securities granted Holders under Articles 2, 3 and 4 hereof, as a condition to the transfer of such rights, shall agree in writing to be bound by the agreements set forth herein. For the purposes of determining the Holders with the power to exercise any of the rights (including the rights granted under Section 2.1(b)(ii) and Section 11.2) granted under this Agreement to any of Manheim, ADP, Cox, Landmark and KPCB, such rights may be exercised by a Holder or Holders holding a majority in interest of all Registrable Securities collectively held by each such party and its respective transferees as of the date on which the Holder or Holders desire to exercise such rights.


                                   ARTICLE 11


                                  MISCELLANEOUS


         11.1 Aggregation. Shares of capital stock of the Company owned by partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another may be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Company owned by any Holder and any permitted transferee hereunder.

         11.2 Waivers and Amendments. With the written consent of (i) the Company and the Holders holding a majority of the Registrable Securities held by all the Holders and (ii) for so long as they remain Holders of Registrable Securities, each of Manheim, ADP, Cox, Landmark and KPCB, the obligations and rights of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid number of shares the Holders of which are required to consent to any waiver or amendment, without the consent of all the Holders. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to any Holders who have not previously consented thereto in writing. Notwithstanding the foregoing, any party hereto may waive any of its rights hereunder by a statement in writing signed by such party. Such waiver shall only be effective with respect to the rights specifically set forth in such writing and shall not waive, amend or prejudice any other rights the party may have hereunder.

         11.3 Damages. The Company recognizes and agrees that the Holders will not have an adequate remedy if the Company fails to comply with the provisions of this Registration Rights Agreement regarding registration and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, the Company shall not oppose an application by any Holder, or any other person entitled to the benefits of these provisions, requiring specific performance of any provisions hereof or enjoining the Company from continuing to commit any such breach of such provisions.

         11.4 Grant of Subsequent Registration Rights. The parties hereto agree that additional Holders may, with the consent of the Company and the Holders of a majority of the Registrable Securities then outstanding, be added as parties to the Agreement with respect to any or all securities of the Company held by them; provided, however, that from and after the date of this Agreement the Company shall not grant registration rights to subsequent holders of securities in the Company pursuant to this Agreement or otherwise unless such rights are subordinate to or pari passu with and not inconsistent with the rights of the Holders of Registrable Securities or the grant of such rights is consented to by the Holders of all of the Registrable Securities, and provided that for the purposes of Sections 2.2(b), 3.2(b), and 4.2(b), such subsequent holders of securities in the Company (other than qualifying transferees of the Holders as of the date of this Agreement) shall not be entitled to include Registrable Securities in a registration unless all of the Registrable Securities of the Requesting Holders who are not such subsequent holders of securities in the Company are first included in the registration. Notwithstanding the foregoing, so long as any Registrable Securities exist, the Company shall not enter into any agreement providing registration rights to subsequent holders of securities in the Company unless such agreement provides for the participation of Holders of Registrable Securities on terms materially the same to those of Section 2.2 hereof in any underwritten registration effected pursuant to such agreement.

         11.5 Market Standoff. Each Holder agrees, in connection with the Company's Initial Public Offering and upon request of the underwriters managing the Initial Public Offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of such underwriters, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of the final prospectus for such Initial Public Offering as may be requested by such underwriters, and to enter into such further lock-up agreements, containing terms customary in similar underwritten public offerings, as may be requested by such underwriters; provided, however, that each Holder shall only be subject to the foregoing lock-up limitations if and to the extent that the underwriters have requested that all of the other Holders be bound by such limitations.

         11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the state without regard to principles of conflicts of law.

         11.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         11.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         11.9 Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

                  if to the Company:

                  AutoTrader.com LLC
                  1400 Lake Hearn Drive, N.E.
                  Atlanta, GA  30319
                  Attention: Victor A. Perry, III

                  if to the Holders, at the address shown in the records of the Company.


or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         11.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         11.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    AUTOTRADER.COM, LLC

                                    By: /s/ Dennis Berry
                                       -----------------------------------------
                                       Name: Dennis Berry
                                       Title: Member of Management Committee


                                    MANHEIM AUCTIONS, INC.

                                    By: /s/ Dennis Berry
                                       -----------------------------------------
                                       Name: Dennis Berry
                                       Title: President


                                    ADP, INC.

                                    By: /s/ Allan Stejskal
                                       -----------------------------------------
                                       Name: Allan Stejskal
                                       Title: VP Dealer Services

                                    TPI, INC.

                                    By: /s/ Jay Smith
                                       -----------------------------------------
                                       Name: Jay Smith
                                       Title: President


                                    LTM COMPANY, L.P.

                                    By: /s/ Guy R. Friddell, III
                                       -----------------------------------------
                                       Name: Guy R. Friddell, III
                                       Title: Vice President

                                    KPCB HOLDINGS, INC., as nominee


                                    By: /s/ Joseph S. Lacob
                                       -----------------------------------------
                                       Name: Joseph S. Lacob
                                       Title: Senior Vice President

                                    ATC HOLDINGS, INC.

                                    By: /s/ Guy R. Friddell, III
                                       -----------------------------------------
                                       Name: Guy R. Friddell, III
                                       Title: Vice President

                                    EXHIBIT A


                           Registration Rights Holders


         Manheim Auctions, Inc.


         ADP, Inc.


         TPI, Inc.


         LTM Company, L.P.


         ATC Holdings, Inc.


         KPCB Holdings, Inc.